Exhibit 99.1

Contact:

Jason D. Feldman
Vice President, Investor Relations 203-363-7329 www.craneco.com

Crane Holdings, Co. Names Christina Cristiano CFO of Crane NXT

Crane NXT Scheduled to Become Independent Company on April 3, 2023, following Completion of Previously Announced Separation Transaction

STAMFORD, CT, (February 27, 2023) – Crane Holdings, Co. (“Crane,” NYSE: CR), a diversified manufacturer of highly engineered industrial products, today announced that Christina Cristiano has been appointed Senior Vice President, Chief Financial Officer of Crane NXT, a premier Industrial Technology business. A highly experienced finance executive with broad-based expertise, Ms. Cristiano prior to this appointment served as Vice President, Controller and Chief Accounting Officer at Crane since 2019. Over the past year, she has led the corporate efforts to separate Crane Holdings, Co. into two independent, publicly traded companies, which is expected to occur on April 3, 2023.

As part of the Crane NXT leadership team, Ms. Cristiano will be a key partner to Crane NXT’s President and Chief Executive Officer Aaron W. Saak, responsible for financial strategy, including future portfolio growth initiatives and capital allocation as well as overseeing all aspects of finance, investor relations, IT and global information security.

Mr. Saak said, “Since I joined Crane last year, I have worked closely with Christina in driving strategy development for Crane NXT as well as building out the financial structure and team. Throughout this time, I have been deeply impressed by her in-depth knowledge of the business, commitment to delivering continuous improvement, and ability to ensure that all key separation milestones have been met to enable Crane NXT to hit the ground running in executing on the strategies that will enable us to drive strong profitable growth and maximize value for our shareholders.”

Ms. Cristiano said, “Working with Aaron and the other Crane NXT leaders, we developed a growth strategy to leverage our leading technology, global scale, best in class financials and consistently strong cash generation to maximize the potential of our business across current and adjacent high-growth markets. This includes pursuing the substantial opportunities we have to grow both organically and through acquisitions focused on security, detection and authentication, and executing with the disciplined deployment of the Crane Business System. I am very excited to be part of the Crane NXT leadership team and look forward to our next stage of growth as an independent company.”

In her role as VP, Controller and Chief Accounting Officer at Crane, Ms. Cristiano’s work has included oversight of internal and external financial reporting, transaction diligence and integration, enterprise risk management, and leading critical continuous improvement projects in collaboration with each of the company’s business units and corporate functions. Prior to joining Crane, Ms. Cristiano spent a decade at Thomson Reuters in roles of increasing responsibility, including serving from 2016-2019 as Vice President, Global Controller, leading the company’s global accounting and statutory reporting organization and playing a key role in transaction execution. Ms. Cristiano began her career at Ernst & Young, where she spent 14 years and rose to become a Senior Manager in Transaction Advisory Services. Ms. Cristiano earned a B.S. in Accounting from Villanova University and an M.B.A. from the Columbia University Graduate School of Business.

Upcoming Investor Conference Next Week for Crane Company and Crane NXT, Co.

Crane Company and Crane NXT, Co. (“Crane NXT”) will each host an investor conference on March 9, 2023 in New York City. At both events, key executives will provide a detailed review of each company’s business, strategy, capital structure, and capital deployment policies, as well as an update on their 2023 business outlook. To RSVP or to request additional information, please email: IR@craneco.com.

About Crane Holdings, Co.

Crane Holdings, Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers across end markets including aerospace, defense, chemical and petrochemical, water and wastewater, payment automation, and banknote security and production, as well as for a wide range of general industrial and consumer applications. The Company has four business segments: Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies, and Engineered Materials. Crane has approximately 11,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s and the ultimate spin-off company’s (“SpinCo”) portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the separation transaction; benefits and synergies of the separation transaction; strategic and competitive advantages of each of Crane and SpinCo; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. In addition, there is also no assurance that the separation transaction will be completed, that Crane’s Board of Directors will continue to pursue the separation transaction (even if there are no impediments to completion), that Crane will be able to separate its businesses or that the separation transaction will be the most beneficial alternative considered. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the continuing effects from the coronavirus pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, theft of personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies and Engineered Materials; the ability and willingness of Crane and SpinCo to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the separation transaction.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2021 and the other documents Crane and its subsidiaries file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statement relating to the business separation, which has been filed by SpinCo with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.